Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors and "Financial Statements" in the Scudder Focus Value+Growth Fund and Scudder Total Return Fund (the "Funds") Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A, No. 2-21789) of our reports dated December 19, 2002 and January 17, 2003, respectively, on the financial statements and financial highlights of Scudder Total Return Fund and Scudder Focus Value+Growth Fund included in each Fund's Annual Reports dated October 31, 2002 and November 30, 2002, respectively.

                                   /s/ERNST & YOUNG, LLP

                                   ERNST & YOUNG, LLP

Boston, Massachusetts
September 26, 2003